SUBORDINATED DEED OF TRUST, MORTGAGE,
SECURITY AGREEMENT,
ASSIGNMENT OF PRODUCTION AND FINANCING STATEMENT

Dated as of August 1, 2007

From

Permian Legend Petroleum LP

To

Karl J. Reiter, Trustee
and
BaseLine Capital, Inc.

THIS SUBORDINATED DEED OF TRUST, MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF PRODUCTION AND FINANCING STATEMENT IS TO BE FILED FOR RECORD IN THE REAL ESTATE RECORDS.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS, SECURES PAYMENT OF FUTURE ADVANCES AND COVERS PROCEEDS OF COLLATERAL.

THIS INSTRUMENT CONTAINS A NOTICE OF SECURITY INSTRUMENT AFFECTING REAL PROPERTY IN EACH COUNTY IN WHICH IT IS RECORDED.

THIS INSTRUMENT SHALL BE EFFECTIVE AS, AMONG OTHER THINGS, A SECURITY AGREEMENT AND FINANCING
STATEMENT UNDER THE UNIFORM COMMERCIAL CODE. COLLATERAL INCLUDES FIXTURES AFFIXED TO, AND AS
EXTRACTED COLLATERAL (INCLUDING OIL, GAS AND MINERALS) PRODUCED FROM THE REAL PROPERTY DESCRIBED
HEREIN, AND ACCOUNTS ATTRIBUTABLE THERETO, SAID PRODUCTION AND ACCOUNTS BEING FINANCED AT THE
WELLHEAD OF THE WELLS LOCATED ON THE PROPERTIES DESCRIBED IN EXHIBIT “A” ATTACHED HERETO AND MADE A
PART HEREOF. GRANTOR IS THE OWNER OF A RECORD INTEREST IN THE REAL PROPERTY DESCRIBED IN THIS DEED
OF TRUST.SUBORDINATED DEED OF TRUST, MORTGAGE, SECURITY AGREEMENT,
ASSIGNMENT OF PRODUCTION AND FINANCING STATEMENT

STATE OF TEXAS COUNTIES OF HASKELL, JONES, NOLAN, REAGAN, RUNNELS AND TAYLOR	§ § § §	KNOW ALL MEN BY THESE PRESENTS; §

THAT as of the 1st day of August, 2007, PERMIAN LEGEND PETROLEUM LP, a Texas limited partnership (herein called “Grantor”) whose address is 3327 W. Wadley Ave., Suite 3, #267, Midland, Texas 79707, and organizational number is 800842699, to secure payment and performance of the Obligation (hereinafter defined), and for and in consideration of the sum of Ten and No/100 Dollars ($10) cash and other valuable consideration in hand paid to Grantor, the receipt and adequacy of which are hereby acknowledged, and for and in consideration of the debt and trusts hereinafter mentioned, has GRANTED, BARGAINED, SOLD, ASSIGNED, TRANSFERRED, and CONVEYED, and by these presents, does GRANT, BARGAIN, SELL, ASSIGN, TRANSFER and CONVEY, unto KARL J. REITER, Trustee, whose address is 508 West Wall, Suite 775, Midland, Texas 79701, (hereinafter called the “Trustee”), for the benefit of BASELINE CAPITAL, INC., whose address is 508 West Wall, Suite 775, Midland, Texas 79701 (hereinafter called “Beneficiary”), and to the Trustee’s successor or successors or substitutes in this trust, with power of sale (and where appropriate to effectuate the provisions of Section 5.14 hereof, does hereby MORTGAGE and WARRANT to Beneficiary), all of Grantor’s interest in the real and personal properties, rights, titles, interests and estates described or to which reference is made in Paragraphs I through VI, inclusive, below, whether now owned by Grantor or hereafter acquired by Grantor (herein collectively called the “Mortgaged Property”), to-wit:

Paragraph I. Oil and Gas Leases and Other Properties. All of those certain oil and gas and/or oil, gas and mineral leases, lands, interests and other properties (all such leases being herein called the “Subject Leases,” and all of Grantor’s interest in such leases, lands, minerals and royalty interests and other properties being herein called the “Subject Interests”), which are described and/or to which reference maybe made on Exhibit “A” attached to and made a part of this Deed of Trust for all purposes and incorporated herein by reference as fully as if copied verbatim in the body of this Deed of Trust at this point, including, without limitation, all of Grantor’s interest in all oil and/or gas leasehold interests, overriding royalty interests, mineral interests, royalty interests and other oil and gas interests in the lands described on Exhibit “A” attached hereto.

Paragraph II. Pooled Interests. All rights, titles, interests and estates now owned or hereafter acquired by Grantor in and to (i) any and all properties now or hereafter pooled or unitized with any of the Subject Interests, and (ii) all presently existing or future unitization, communitization and pooling agreements, and the units created thereby, which include all or any part of the Subject Interests, including, without limitation, all units formed under or pursuant to any Laws. The rights, titles, interests and estates described in this Paragraph II shall also be included within the terms “Subject Interests” as used herein.

Paragraph III. Hydrocarbons. All as-extracted collateral and all oil, gas, casinghead gas, drip gasoline, natural gasoline and condensate, all other liquid and gaseous hydrocarbons, and all other minerals, whether similar to the foregoing or not (herein collectively called “Hydrocarbons”), now or hereafter accruing to or produced from the Subject Interests and/or to which Grantor now or hereafter may be entitled as a result of or by virtue of its record and/or beneficial ownership of anyone or more of the Subject Interests.

Paragraph IV. Contracts. All present and future rights of Grantor (including, without limitation, all rights to receive payments, including but not limited to lease bonuses, rents, tolls, incomes, royalties, payments received for the disposal of salt water and revenue derived from joint interest billings) under or by virtue of all present and future Operating Agreements, contracts for the purchase, exchange, processing, transportation or sale of Hydrocarbons, Salt Water Disposal Agreements and other contracts and agreements relating in any way to all or any part of the Mortgaged Property as the same may be amended or supplemented from-time to time and the proceeds derived therefrom (the “Subject Contracts”).

Paragraph V. Other Property. All tenements, hereditaments, appurtenances and properties in anywise appertaining, belonging, affixed or incidental to the Subject Leases, in which Grantor now owns or hereinafter acquires an interest, including, without limitation, any and all property, real or personal, in which Grantor now owns or hereafter acquires an interest which is situated upon and/or used or useful in connection with all or any part of the Subject Leases and including all equipment; pipelines; gathering lines; trunk lines; lateral lines; pipeline easements and right-of-ways, compressor, dehydration and pumping equipment, sites and leases; pumps; compressors; dehydration units; separators; heater treaters; valves; flow lines; gauge meters; alarms; supplies; machinery; derricks; buildings; tanks; casings; Christmas trees; tubing; rods; liquid extractors; engines; boilers; tools; appliances; cables; wires; surface leases; rights-of-way; easements; servitudes; and franchises; and all accessions, additions, substitutes and replacements to or for, and all accessories and attachments to, any of the foregoing (all such surface leases, easements, licenses, rights-of-way and franchises being herein called the “Subject Easements,” and all such tangible property described in Paragraph V being herein called the “Personal Property”).

Paragraph VI. Other Rights to Hydrocarbons. Any and all other rights, titles, estates, royalties and interests (whether or not presently included with the Subject Interests) now owned or hereafter acquired by Grantor (a) in and to all Hydrocarbons in and under and that maybe produced and saved from the lands described or to which reference is made in Exhibit “A” (the “Land”) and (b) in and to all reversions, remainders, tolls, rents, revenues, issues, proceeds, earnings, income and profits from the land.

TO HAVE AND TO HOLD the Mortgaged Property, together with all and singular the rights, privileges, contracts and appurtenances now or thereafter at any time before the foreclosure or release hereof in anywise appertaining or belonging thereto, unto the Trustee and to his successors or substitutes hereunder and to their successors and assigns, forever, and Grantor hereby binds and obligates Grantor and Grantor’s heirs and successors to warrant and forever defend, all and singular, the Mortgaged Property unto the Trustee and to his successors or substitutes hereunder and to their successors and assigns, against the lawful claims of any and all persons whomsoever claiming or to claim the same, or any part thereof, except Liens in favor of the Senior Lender as set forth in the Subordination Agreement (defined below).

This conveyance is made in trust, however, upon the terms and provisions hereinafter set out to secure the full and final payment and performance of the Obligation.

To further secure the Obligation, Grantor hereby grants to BASELINE CAPITAL, INC. whose address is 508 West Wall, Suite 775, Midland, Texas 79701, a security interest in the Mortgaged Property insofar as such Mortgaged Property consists of as-extracted collateral, equipment, general intangibles, accounts, inventory, fixtures, rights to receive payments and any and all other personal property of any kind or character defined in and subject to the provisions of the applicable Uniform Commercial Code of each state where any of such Mortgaged Property is situated (the “Code”), including the proceeds and products from any and all of such Mortgaged Property [all of such Mortgaged Property (and the proceeds and products thereof) being herein called the “Collateral”]. Upon the happening of any Default, Beneficiary is and shall be entitled to all of the Rights afforded a secured party by the applicable Code with reference to the Collateral, or Trustee or Beneficiary may proceed as to both the real and personal property covered hereby in accordance with the Rights granted under this Deed of Trust in respect to the real property covered hereby. Such Rights shall be cumulative and in addition to those granted to Trustee or Beneficiary under any other provision of this Deed of Trust or under any other instrument executed in connection with or as security for all or any part of the Obligation.

REFERENCE IS MADE TO SECTION 5.13 FOR THE DEFINITIONS OF SEVERAL OF THE TERMS USED HEREIN.

ARTICLE ONE
SECURED OBLIGATION

This Subordinated Deed of Trust, Mortgage, Security Agreement, Assignment of Production and Financing Statement (herein called the “Deed of Trust”) is made to secure and enforce the following note or notes, obligations, indebtedness, covenants, conditions, agreements, loans, advances, debts and liabilities (herein collectively called the “Obligation”):

Section 1.1. Note (whether one or more). That certain Promissory Note dated as of the date of this Deed of Trust having a face amount of $500,000.00 executed by Grantor, (“Borrower”) and payable to Beneficiary bearing interest as specified therein, being payable at Beneficiary’s office in Midland, Texas or at such other office as Beneficiary shall direct in writing and, if not sooner matured (by acceleration or otherwise) finally maturing on August 1, 2010 (the “Note”).

Section 1.2. Loan Agreement. All indebtedness and obligations of Borrower to Beneficiary under or arising pursuant to that certain Loan Agreement dated as of the date of this Deed of Trust by and between Borrower and Beneficiary (such Loan Agreement as the same may from time to time be amended, modified, renewed, extended or restated, in whole or in part, being herein called the “Loan Agreement”).

Section 1.3. Costs and Expenses. All out-of-pocket sums advanced and costs and expenses reasonably incurred by Beneficiary, including without limitation, all legal, accounting, engineering, management, consulting or like fees, made and incurred in connection with the foregoing Sections 1.1 and 1.2 or any part thereof, or in connection with the acquisition, perfection, realization, maintenance or preservation of the security therefor, or in connection with the following Section 1.4, or any part thereof, whether such advances, costs or expenses shall have been made and incurred at the request of Grantor or Beneficiary.

Section 1.4. Renewals, Extensions and Rearrangements. Any and all renewals, extensions and/or rearrangements of all or any part of the Note, indebtedness, obligations, debts, loans, advances, covenants, agreements and liabilities described or to which reference is made in the foregoing Sections 1.1, 1.2. and 1.3.

ARTICLE TWO
CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS OF GRANTOR

Section 2.1. Representations and Warranties. For the purpose of inducing Beneficiary to enter into this transaction and with knowledge that Beneficiary is relying on the representations and warranties made herein without independent investigations, Grantor hereby covenants, agrees, represents and warrants unto Beneficiary:

(a) Authority. Grantor has authority to execute this Deed of Trust, to grant, bargain, sell, mortgage, assign, transfer and convey the Mortgaged Property to the Trustee and Beneficiary pursuant to this Deed of Trust, and to make the covenants, representations, warranties and assignments contained in this Deed of Trust.

(b) Title. Grantor (i) has good and indefeasible title to (ii) is the lawful owner and holder of, and (iii) is possessed of the Mortgaged Property free and clear of any and all Liens except Liens in favor of the Senior Lender as set forth in the Subordination Agreement.

(c) Percentage or Decimal Interests. If listed in Exhibit “A,” the percentage or decimal interests of Grantor’s participation in the total production of Hydrocarbons produced and saved from the Mortgaged Property described in Exhibit “A” are at least and in no event will ever be less than as represented and the representations and warranties of Grantor set forth in Exhibit “A” are incorporated herein by reference as if copied verbatim in the body of this Deed of Trust at this point.

Section 2.2. Covenants of Grantor. Grantor, for Grantor and Grantor’s successors, covenants and agrees to:

(a) Additional Documents. At any time, and from time to time, upon request by Beneficiary, forthwith execute and deliver to Beneficiary any and all additional instruments and further assurances, and do all acts and things, as may be necessary or proper, in Beneficiary’s reasonable opinion, to effect the intent of these presents and to evidence and perfect more fully the Rights and Liens herein created or intended to be created and to protect the Rights of Beneficiary hereunder.

(b) Existence and Authority. If applicable, continuously maintain in good standing Grantor’s corporate existence in the State of Texas and in the state in which organized or formed.

(c) Cure of Defects. If the validity or priority of this Deed of Trust or of any Rights or Liens created or evidenced hereby with respect to the Mortgaged Property or any material part thereof shall be endangered or questioned or shall be attacked directly or indirectly or if any legal proceedings are instituted against Grantor with respect thereto, give written notice thereof within three (3) days of such event to the Beneficiary and, at Grantor’s own cost and expense, diligently endeavor to cure any defect that may be developed or claimed, and take all necessary and proper steps for the defense of such legal proceedings, including, but not limited to the employment of counsel acceptable to Beneficiary, the prosecution or defense of litigation and the release or discharge of all adverse claims, and Trustee and Beneficiary, or either of them (whether or not named as parties to legal proceedings with respect thereto), are hereby authorized and empowered to take such additional steps as in their judgment and discretion may be necessary or proper for the defense of any such legal proceedings, including, but not limited to, the prosecution or defense of litigation, and the compromise or discharge of any adverse claims made with respect to the Mortgaged Property, and all expense so incurred of every kind and character shall be a demand obligation owing by Grantor to Beneficiary.

(d) Notice of Change. Provide Beneficiary within three (3) days of such event written notice of any (i) claim, action, notice, suspension or proceeding which could, in the event of an unfavorable outcome, have a material adverse effect on the business and financial affairs of Grantor or on the ability to fully perform and abide by the terms, covenants and conditions hereof; (ii) change in any material fact or circumstances stated, covenanted, represented or warranted herein or in any of the documents contemplated hereby or (iii) default in or acceleration of any of Grantor’s obligations of payment or performance under any instrument or obligation the default in or accelerated payment or performance of which would have a material adverse effect on Grantor’s business or financial affairs.

(e) Intentionally Omitted.

(f) Payment of Taxes. Pay, or cause to be paid, before delinquent, all lawful Taxes in respect to the Mortgaged Property, or any part thereof, and from time to time, upon request of Beneficiary, to furnish to Beneficiary evidence satisfactory to Beneficiary of the timely payment of such Taxes.

(g) Compliance with Subject Leases, Interests, Contracts and Easements. Timely perform all obligations under, and not violate any of, the Subject Leases, Subject Interests, Subject Contracts or Subject Easements.

(h) Maintenance of Mortgaged Property. At all times maintain, preserve and keep the Mortgaged Property in good repair and condition, and from time to time to make all necessary and proper repairs, replacements and renewals; and not to commit or permit any waste on or of the Mortgaged Property, and not to do anything to the Mortgaged Property that may impair its value.

(i) Performance of Obligation. Pay and perform all of the Obligation.

(j) Performance of Covenants. Punctually and properly perform all of Grantor’s covenants, duties and liabilities under this Deed of Trust and any other security instrument.

(k) Compliance with Laws. Comply with all Laws applicable to the Mortgaged Property and its ownership, use and operation.

(l) Additional Reports. From time to time, upon request of Beneficiary, promptly furnish to Beneficiary such financial statements and reports relating to the Mortgaged Property as Beneficiary may request.

(m) Sales of Mortgaged Property. Not, without the prior written consent of Beneficiary, sell, trade, transfer, convey, assign, exchange, pledge, encumber, create any Lien (except Liens in favor of the Senior Lender as set forth in the Subordination Agreement) with respect to or otherwise dispose of the Mortgaged Property or any part thereof, or any interest therein except items of Personal Property which have become obsolete or worn beyond practical use and which have been replaced by adequate substitutes having a value equal to or greater than the replaced items when new.

(n) Title Opinions. Furnish to Beneficiary copies of any title opinions and any abstracts of title requested by Beneficiary from time to time that Grantor has or may hereafter obtain affecting any part of the Mortgaged Property.

(o) Properties Not Operated by Grantor. Anything in this Section 2.2 to the contrary notwithstanding, Grantor, with respect to those Subject Interests which are operated by operators other than Grantor, shall not be obligated itself to perform undertakings performable only by such operators and which are beyond the control of Grantor. In each such case, however, Grantor will promptly take all actions available to it, under applicable operating arrangements or otherwise, to bring about the performance of any such undertakings required to be performed by such operators.

ARTICLE THREE
DEFAULTS AND REMEDIES

Section 3.1. Defaults. The term “Default,” as used herein shall mean (subject to any grace periods provided for in the Loan Agreement): (a) the failure of Grantor to observe perform any covenant or agreement contained in this Deed of Trust; (b) the failure of Grantor to pay when due any installment of principal or interest on the Obligation; or any part thereof, or any other part of the Obligation, as and when the same shall be due and payable (whether at stated maturity, by acceleration, or otherwise); (c) failure by Grantor to comply with any agreement with Beneficiary; (d) the occurrence of any event or condition which results in, or with lapse of time or service of notice or both, could result in a default in the payment of any indebtedness or the performance of any obligation to Beneficiary made herein or otherwise; (e) the discovery by Beneficiary of the incorrectness of any material representation made to Beneficiary; (f) the liquidation, termination or dissolution of Grantor; (g) the occurrence of an event causing material loss or depreciation in the Collateral’s value (whether by casualty, actions by governmental authorities, loss of permits, authorities, franchises, certificates or rights or otherwise); (h) the occurrence of any claim, action, notice, suspension or proceeding which affects all or a material part of the Collateral or the security interest or liens granted to Beneficiary; (i) the occurrence of the default in or acceleration of any of Grantor’s obligations of payment or performance under any instrument or obligation, the default in or accelerated payment or performance of which would, in Beneficiary’s good faith opinion, have a material adverse effect on Grantor’s business or financial affairs or on the ability to fully perform and abide by the terms, covenants and conditions hereof or would be a default under any agreement between Grantor and Beneficiary; (j) the application for, or consent to the appointment of a receiver, trustee, custodian, or liquidator for Grantor or any of Grantor’s properties; (k) the seeking by Grantor of the protection of any bankruptcy, insolvency, reorganization, composition, moratorium or similar proceeding; (1) the admission in writing of Grantor’s inability to pay its debts as they regularly mature; (m) the filing of an answer admitting the material allegations of a petition filed against Grantor in any bankruptcy, insolvency, reorganization, composition, moratorium or similar proceeding; (n) the permitting of any involuntary petition in bankruptcy to be filed against Grantor and to remain undismissed for more than thirty (30) days; (o) the permitting of any attachment, sequestration, garnishment, execution or similar proceeding against Grantor or any of Grantor’s properties to remain undismissed for more than thirty (30) days; (p) the making of any assignment for the benefit of creditors of Grantor; or (q) the occurrence of a default or an event of default under the Loan Agreement.

Section 3.2. Remedies. If a Default shall occur and be continuing, Beneficiary may, at its option, do anyone or more of the following to the extent permitted by applicable Law:

(a) Payment or Performance by Beneficiary. If Grantor has failed to keep or perform any covenant whatsoever contained in this Deed of Trust or any other security instrument, Beneficiary may, but shall not be obligated to any Person to do so, perform or attempt to perform such covenant, and any payment made or expense incurred in the performance or attempted performance of any such covenant shall be a part of the Obligation, and Grantor promises, upon demand, to pay to Beneficiary, at the place where the Note is payable, or at such other place as Beneficiary may direct by written notice, all sums so advanced or paid by Beneficiary, with interest at the Highest Lawful Rate, from the date when paid or incurred by Beneficiary until paid by Grantor. No such payment by Beneficiary shall constitute a waiver of any Default. In addition to the Liens hereof, Beneficiary shall be subrogated to all Rights and Liens securing the payment of any debt, claim, tax or assessment for the payment of which Beneficiary may make an advance, or which Beneficiary may pay.

(b) Acceleration. Beneficiary may, at its option, declare the aggregate unpaid principal amount of and interest on the Note and all other parts of the Obligation to be, and the same shall thereupon become, immediately due and payable without presentment, demand, protest, notice of acceleration, notice of intent to accelerate, notice of protest or notice of dishonor, or any other notice of any kind, all of which are expressly waived by Grantor.

(c) Foreclosure. Beneficiary may request Trustee to proceed with foreclosure, and in such event Trustee is hereby authorized and empowered, and it shall be his duty, upon such request of Beneficiary, and to the extent permitted by applicable law, to sell all or any part of the Mortgaged Property at one or more sales, as an entirety or in parcels, at such place or places and otherwise in such manner and upon such notice as may be required by applicable law, or in the absence of any such requirement, as Trustee and/or Beneficiary may deem appropriate, and to make conveyance to the purchaser or purchasers thereof. Any sale of any part of the Mortgaged Property is situated shall be made to the highest bidder or bidders for cash, at the Courthouse door of, or at such other place as may be required or permitted by applicable law, in the County (or judicial district) in the state wherein the Land included within the Mortgaged Property to be sold is situated; provided that if the Land is situated in more than one County (or judicial district) of any state, such sale of the Mortgaged Property, or any part thereof, may be made in any County (or judicial district) in the state wherein any part of the Land included within the Mortgaged Property to be sold is situated. Any such sale shall be made at public outcry, on the day of any month, during the hours of such day and after written notices thereof have been publicly posted in such places and for such time periods and after all Persons entitled to notice thereof have been sent such notice, all as required by applicable law in effect at the time of such sale; and nothing herein shall be deemed to require Beneficiary or Trustee to do, and Beneficiary and Trustee shall not be required to do, any act other than as required by applicable law in effect at the time of such sale. Any such sale may be as a whole or in such parcels as Trustee may select. After such sale, Trustee shall make to the purchaser or purchasers thereunder good and sufficient deeds and assignments, in the name of Grantor, conveying the Mortgaged Property, or part thereof, so sold to the purchaser or purchasers with general warranty of title (subject to the Liens, if any, in favor of Senior Lender as set forth in the Subordination Agreement) by Grantor. Sale of a part of the Mortgaged Property shall not exhaust the power of sale, but sales may be made from time to time until the Obligation is paid and performed in full. It shall not be necessary to have present or to exhibit at any. such sale any of the Collateral. In addition to the Rights and powers of sale granted under the preceding provisions of this Subsection 3.2(c), if default is made in the payment of any installment of the Obligation, Beneficiary, at its option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Obligation to be due and payable may orally or in writing direct the Trustee to enforce this trust and to sell the Mortgaged Property subject to such unmatured Obligation and the Liens securing its payment in the same manner, on the same terms, at the same place and time, and after having given notice in the same manner, all as provided in the preceding provisions of this Subsection 3.2(c). After such sale, Trustee shall make due conveyance to the purchaser or purchasers. Sales made without maturing the Obligation may be made hereunder whenever there is a default in the payment of any installment of the Obligation without exhausting the power of sale granted hereby, and without affecting in any way the power of sale granted under this Subsection 3.2(c) on the unmatured balance of the Obligation (except as to any proceeds of any sale which Beneficiary may apply as a prepayment on the Obligation) or the Liens securing payment of the Obligation. It is intended by each of the foregoing provisions of this Subsection 3.2(c) that Trustee may, after any request or direction by Beneficiary, sell, not only the Subject Interests included within, but also, all other items constituting a part of the Mortgaged Property, or any part thereof, along with the Land, or any part thereof, included within the Mortgaged Property all as a unit and as a part of a single sale, or may sell any part of the Mortgaged Property separately from the remainder of the Mortgaged Property. It is agreed that, in any deed or deeds given by Trustee, any and all statements of fact or other recitals therein made as to the identity of Beneficiary, or as to the occurrence or existence of any Default, or as to the acceleration of the maturity of the Obligation, or as to the request to sell, notice of sale, time, place, terms and manner of sale, and the receipt, distribution and application of the money realized therefrom, or as to the due and proper appointment of a substitute trustee, and, without being limited by the foregoing, as to any other act or thing having been duly done by Beneficiary or by Trustee, shall be taken by all courts of law and equity as prima facie evidence that the said statements or recitals state facts and are without further question to be so accepted, and Grantor does hereby ratify and confirm any and all acts that Trustee may lawfully do in the premises by virtue hereof. In the event of the resignation (such resignation being hereby authorized for any reason) or death of Trustee, or his removal from his County of residence stated on the first page hereof, or his failure, refusal or inability, for any reason, to make any such sale or to perform any of the trusts herein declared, or, at the option of Beneficiary, without cause, the Beneficiary may appoint, in writing, a substitute trustee, who shall thereupon succeed to all the estates, titles, rights, powers and trusts herein granted to and vested in Trustee. Such appointment may be made on behalf of Beneficiary by any person who is then the president, or any vice president, or the cashier or secretary, or branch manager, or a senior representative, or any other authorized officer or agent of Beneficiary. In the event of the resignation (such resignation being hereby authorized for any reason) or death of any such substitute trustee, or his failure, refusal or inability to make such sale or perform such trusts, or, at the option of Beneficiary, without cause, successive substitute trustees may thereafter, from time to time, be appointed by Beneficiary in the same manner. Wherever herein the word “Trustee” is used, the same shall mean the Person who is the duly appointed trustee or substitute trustee hereunder at the time in question.

(d) Suit. Beneficiary may, or Trustee may upon written request of Beneficiary, proceed by suit or suits, at law or in equity, to enforce the payment and performance of the Obligation in accordance with the terms hereof, of the Note or the other security instruments, or other documents and/or writings securing and/or evidencing it, to foreclose the Liens and this Deed of Trust as against all or any part of the Mortgaged Property and to have all or any part of the Mortgaged Property sold under the judgment or decree of a Court of competent jurisdiction.

(e) Appointment of Receiver. Beneficiary, as a matter of right and without regard to the sufficiency of the security, and without any showing of insolvency, fraud or mismanagement on the part of Beneficiary, and without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, shall be entitled to the appointment of a receiver or receivers of the Mortgaged Property, or any part thereof, and of the income, rents, issues and profits thereof

(f) Possession of Mortgaged Property. Beneficiary may enter upon the Land included within the Mortgaged Property, take possession of the Mortgaged Property, and remove the Personal Property included within the Mortgaged Property, or any part thereof, with or without any responsibility or liability on the part of Beneficiary, take possession of any property located on or in the Mortgaged Property which is not a part of the Mortgaged Property and hold or store such property at Grantor’s expense.

(g) Assemble Collateral. Beneficiary may require Grantor to assemble the Collateral included within the Mortgaged Property, or any part thereof, and make it available to Beneficiary at a place to be designated by Beneficiary which is reasonably convenient to Grantor and Beneficiary.

(h) Disposition of Collateral. After notification, if any, as hereafter provided in this Subsection 3.2(h), Beneficiary may sell, lease or otherwise dispose of, at the office of Beneficiary, or on the Land, or elsewhere, as chosen by Beneficiary, all or any part of the Collateral included within the Mortgaged Property, in its then condition, or following any commercially reasonable preparation or processing, and each Sale [as used in this Subsection 3.2(h), the term “Sale” means any such sale, lease, or other disposition made pursuant to this Subsection 3.2(h)] may be a unit or in parcels, by public or in private proceedings, and by way of one or more contracts, and, at any Sale, it shall not be necessary to exhibit the Collateral, or part hereof, being sold, leased or otherwise disposed of. The Sale of any part of the Collateral shall not exhaust Beneficiary’s power of Sale, but Sales maybe made from time to time until the Obligation is paid and performed in full. Reasonable notification of the time and place of any public Sale pursuant to this Subsection 3.2(h), or reasonable notification of the time after which any private Sale is to be made pursuant to this Subsection 3.2(h), shall be sent to Grantor and to any other person entitled under the applicable Code to notice. It is agreed that notice sent or given not less than twenty-one calendar days prior to the taking of the action to which the notice relates, is reasonable notification and notice for such purposes of this Subsection 3.2(h).

Section 3.3. Purchase of Mortgaged Property by Beneficiary. If Beneficiary is the purchaser of the Mortgaged Property, or any part thereof (and it is specifically agreed that Beneficiary may be the purchaser of the Mortgaged Property, or any part thereof, if permitted by applicable Law), at any sale thereof, whether such sale be under the power of sale hereinabove vested in Trustee, or upon any other foreclosure of the Liens hereof, or otherwise, Beneficiary shall, upon any such purchase, acquire good title to the Mortgaged Property so purchased, free of the Liens of these presents.

Section 3.4. Operation of Properties by Beneficiary. Should any part of the Mortgaged Property come into the possession of Beneficiary, whether before or after Default, Beneficiary may use or operate the Mortgaged Property for the purpose of preserving it or its value, pursuant to the order of a Court of appropriate jurisdiction, or in accordance with any other Rights held by Beneficiary in respect to the Mortgaged Property. Grantor covenants promptly to reimburse and pay to Beneficiary, at the place where the Note is payable, or at such other place as may be designated by Beneficiary in writing, the amount of all reasonable expenses (including the cost of any insurance, taxes, attorneys fees of the Beneficiary and other charges) incurred by Beneficiary in connection with its custody, preservation, use or operation of the Mortgaged Property, together with interest thereon from the date incurred by Beneficiary at the Highest Lawful Rate, and all such expenses, cost, taxes, interest and other charges shall be a part of the Obligation. It is agreed, however, that the risk of loss or damage to the Mortgaged Property is on Grantor, and Beneficiary shall have no liability whatever for decline or diminution in value of the Mortgaged Property except to the extent directly resulting from Beneficiary’s gross negligence or willful misconduct, nor for failure to obtain or maintain insurance, nor for failure to determine whether any insurance ever in force is adequate as to the amount or as to the risks insured.

Section 3.5. Possession of Property After Foreclosure. In case the Liens hereof shall be foreclosed by Trustee’s sale, or by other judicial or non-judicial action, the purchaser at any such sale shall receive, as an incident to his ownership, immediate possession of the Mortgaged Property, or any part thereof so conveyed, and, subsequent to foreclosure, Grantor and Grantor’s successors shall be considered as tenants at sufferance of the purchaser at foreclosure sale, and anyone occupying the property after demand made for possession thereof shall be guilty of forcible detainer and shall be subject to eviction and removal, forcible, or otherwise, with or without process of law, and all damages by reason thereof are hereby expressly waived.

Section 3.6. Application of Proceeds. The proceeds from any sale, lease or other disposition made pursuant to this Article Three, any proceeds of Hydrocarbons collected by Beneficiary pursuant to Article Four, and sums received pursuant to Section 5.5 shall be applied by Trustee, or by Beneficiary, as the case may be, to the payment or prepayment of the Obligation, whether or not matured, as may be determined by the Beneficiary in its sole discretion until the Obligation is paid in full.

Section 3.7. Abandonment of Sale. In the event a foreclosure hereunder should be commenced by Trustee in accordance with Subsection 3.2(c), Beneficiary may at any time before the sale direct Trustee to abandon the sale, and may then institute suit for collection of the Obligation, and/or for the foreclosure of the Liens hereof. If Beneficiary should institute a suit for the collection of the Obligation, and/or for a foreclosure of the Liens hereof, it may at any time before the entry of a final judgment in said suit dismiss the same, and sell and/or require Trustee to sell (and the Trustee is hereby expressly authorized to sell) the Mortgaged Property, or any part thereof, in accordance with the provisions of this Deed of Trust.

Section 3.8. Waiver of Appraisement and Redemption. To the full extent Grantor may lawfully do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any appraisement, valuation, stay, extension or redemption Laws, now or hereafter in force, in order to prevent or hinder the enforcement of this Deed of Trust or the absolute sale of the Mortgaged Property, or any part thereof, or the possession thereof by any purchaser at any such sale, but Grantor, insofar as Grantor now or hereafter may lawfully do so, hereby waives the benefit of all such Laws; provided, however, that the appraisement of any of the Mortgaged Property is hereby expressly waived or not waived at the option of Trustee and/or Beneficiary, such option to be exercised prior to or at the time judgment is rendered in any foreclosure of this Deed of Trust. Grantor expressly waives, to the extent Grantor may lawfully do so, all rights to have the Mortgaged Property marshaled upon any foreclosure of this Deed of Trust. In the event Grantor cannot waive his right to redemption under applicable state law, Grantor agrees to limit said redemption period to the shortest legal time.

ARTICLE FOUR
ASSIGNMENT OF PRODUCTION

Section 4.1. Additional Security. Subject to the terms of the Subordination Agreement (defined below), to additionally secure the Obligation, Grantor has, effective as of 7:00 A.M., local time, on August 1, 2007, at the site of each of the Subject Interests, ASSIGNED, TRANSFERRED and CONVEYED, and does hereby ASSIGN, TRANSFER and CONVEY, unto Beneficiary all of the following:

(a) All Hydrocarbons, and the proceeds therefrom and products obtained or process therefrom (such proceeds and products being herein called “Proceeds”), produced and to be produced from the Mortgaged property, and Grantor hereby authorizes and empowers Beneficiary to demand, collect and receive such Hydrocarbons and Proceeds, to endorse and cash any checks and drafts payable to Grantor or Beneficiary for the account of Grantor received from or in connection with such Hydrocarbons and Proceeds and to execute any release, receipt, division order, transfer order and relinquishment or other instrument that may be required or necessary to collect and receive such hydrocarbons and Proceeds. Grantor hereby authorizes and directs all pipeline companies, gathering companies, and others purchasing such Hydrocarbons or having in their possession any such Hydrocarbons or Proceeds, to pay and deliver to Beneficiary all such Hydrocarbons and Proceeds. Grantor agrees that all division orders, transfer orders, receipts and other instruments which Beneficiary may from time to time execute and deliver for the purpose of collecting or receipting for Hydrocarbons or Proceeds may be relied upon in all respects and that the same shall be binding upon Grantor and Grantor’s successors. Grantor agrees to execute and deliver all necessary, convenient and appropriate instruments, including transfer and division orders, which may be required by Beneficiary in connection with the receipt by Beneficiary of such Hydrocarbons or Proceeds and to indemnify and keep and hold Beneficiary free and harmless from all parties whomsoever having or claiming an adverse interest in such Hydrocarbons and Proceeds and in this respect agrees to pay all expenses, costs, charges and attorney’s fees that may be incurred by Beneficiary as to any such matters.

(b) All Proceeds hereafter payable to or to become payable to Grantor or to which Grantor is entitled under all gas sales or exchange contracts, all oil, distillate, or condensate sales or exchange contracts, all gas transportation contracts, and all gas processing contracts now or hereafter are to become a part of the Mortgaged Property.

(c) All amounts, sums, revenues and income which become payable to Grantor from any of the Mortgaged Property (including any after-acquired properties) or under any contract, present or future, relating to, any gas pipeline system and processing plant or unit now or hereafter constituting a part of the Mortgaged Property.

(d) All lease bonus, delay rentals, royalties and shut-in gas royalties which become payable to Grantor from any of the Mortgaged Property.

Section 4.2. Transfer Orders. Grantor agrees to execute such transfer orders, payment orders, division orders and other instruments as may be needed by Beneficiary or requested by it incident to its having all assigned payments made direct to it at its office in Midland, Texas. Grantor hereby authorizes and directs all such pipeline companies, purchasers, transporters and other parties owing moneys to Grantor under contracts herein assigned, to pay such amounts direct to Beneficiary as follows:

BASELINE CAPITAL, INC. 5
08 West Wall, Suite 775
Midland, Texas 79701

and such authorization shall continue until this Deed of Trust is released. Beneficiary is authorized to collect, receive for all such amounts, and no party making payment shall have any responsibility to see to the application of any funds paid to the Beneficiary but shall be fully protected in making such payment to Beneficiary under the assignments herein contained. Should Beneficiary bring suit against any third party for collection of any amounts or sums included within this assignment (and Beneficiary shall have the Right to bring any such suit), it may sue either in its own name or in the name of Grantor.

Section 4.3. Payments of Proceeds. In the event that, for its convenience, Beneficiary should elect with respect to particular properties or contracts not to exercise immediately its Right to receive Hydrocarbons or Proceeds, then the purchasers or other persons obligated to make such payment shall continue to make payment to Grantor until such time as written demand has been made upon them by Beneficiary or Trustee that payment be made direct to Beneficiary. Such failure to notify shall not in any way waive the Right of Beneficiary to receive any payments not theretofore paid out to Grantor before the giving of written notice. In this regard, in the event payments are made direct to Beneficiary, and then, at the request of Beneficiary payments are, for a period or periods of time, paid to Grantor, Beneficiary shall nevertheless have the Right, effective upon written notice, to require that future payments be again made to Beneficiary.

Section 4.4. Proceeds Held in Trust by Grantor. If under any existing gas sales or exchange agreements or products sales or exchange contracts, other than division orders or transfer orders, or under any gas transportation contract, any Proceeds are required to be paid by the purchaser or transporter direct to Grantor so that under such existing agreements payment cannot be made to Beneficiary in the absence of foreclosure, then Grantor’s interest in all proceeds under such sales agreement and in all other Proceeds which for any reason may be paid to Grantor shall, when received by Grantor, constitute trust funds in his hands and shall be immediately paid over to Beneficiary, if Beneficiary has requested that such payments be delivered to it under this assignment.

ARTICLE FIVE
MISCELLANEOUS

Section 5.1. Release. If the Obligation is paid and performed in full in accordance with the terms of this Deed of Trust and the Note and other security instruments and documents and writing evidencing or securing all or any part of the Obligation, and if Grantor shall well and truly perform all of Grantor’s covenants contained herein, then this conveyance shall be released at Grantor’s request and expense; otherwise, it shall remain in full force and effect, provided that no release hereof shall impair Grantor’s warranties and indemnities contained herein.

Section 5.2. Rights Cumulative. All Rights and Liens herein expressly conferred are cumulative of all other Rights and Liens herein, or by law or in equity provided, or provided in any other security instrument, and shall not be deemed to deprive Beneficiary or Trustee of any such other legal or equitable Rights and Liens by judicial proceedings, or otherwise, appropriate to enforce the conditions, covenants and terms of this Deed of Trust and other security instruments, and the employment or enforcement of any Rights hereunder, or otherwise, shall not prevent the concurrent or subsequent employment or enforcement of any other Rights.

Section 5.3. Waivers. Any and all covenants in this Deed of Trust may from time to time, by instrument in writing signed by Beneficiary and delivered to Grantor, be waived to such extent and in such manner as Beneficiary may desire, but no such waiver shall ever affect or impair Beneficiary’s Rights and Liens hereunder, except to the extent specifically stated in such written instruments.

Section 5.4. Sale of Mortgaged Property. In the event Grantor or any of Grantor’s successors conveys any interest in the Mortgaged Property, or in any part thereof, to any other party, Beneficiary may, without notice to Grantor or Grantor’s successors, deal with any owner of any part of the Mortgaged Property with reference to this Deed of Trust and the Obligation, either by way of forbearance on the part of Beneficiary, or extension of time of payment of the Obligation, or release of all or any part of the Mortgaged Property, or any other property securing payment and performance of the Obligation, without in any way modifying or affecting Beneficiary’s Rights and Liens hereunder or the liability of Grantor or any other party liable for payment and performance of the Obligation, in whole or in part, provided, that no action taken or omitted to be taken by Beneficiary under this Section 5.4 shall be deemed a waiver of any Default occurring by reason of any such conveyance.

Section 5.5. Condemnation Sale. Beneficiary shall be entitled to receive any and all sums which may be awarded or become payable to Grantor for the condemnation of the Mortgaged Property, or any part thereof, for public or quasi-public use, or by virtue of private sale in lieu thereof, any sums which may be awarded or become payable to Grantor for damages caused by public works or construction on or near the Mortgaged Property. All such sums are hereby assigned to Beneficiary, and Grantor shall, upon request of Beneficiary, make, execute, acknowledge and deliver any and all additional assignments and documents as may be necessary from time to time to enable Beneficiary to collect and receipt for any such sums. Beneficiary shall not be, under any circumstances, liable or responsible for failure to collect, or exercise diligence in the collection of, any of such sums.

Section 5.6. Renewals of Indebtedness. It is understood and agreed that the proceeds of the Note or of any further loans or advances, to the extent the same are utilized to renew or extend any indebtedness or take up any outstanding Liens against the Mortgaged Property, or any portion thereof, have been advanced by Beneficiary at Grantor’s request and upon Grantor’s representation that such amounts are due and payable, Beneficiary shall be subrogated to any and all Rights and Liens owned or claimed by any owner or holder of such outstanding Rights and

Section 5.7. Waiver of Marshaling. Grantor hereby waives all rights of marshaling in event of any foreclosure of the Liens hereby created.

Section 5.8. Number and Gender of Words, Etc. Whenever herein the singular number is used, the same shall include the plural where appropriate, and vice versa, and words such as “herein,” “hereinafter” and other words of similar import shall refer to this Deed of Trust and not to any particular section or portion hereof, and words of any gender shall include each others gender where appropriate.

Section 5.9. Headings. The captions, headings and arrangements used in this Deed of Trust are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof.

Section 5.10. Notices. Whenever this Deed of Trust requires or permits any consent, approval, notice, request or demand from one party to another, the consent, approval, notice, request or demand must be in writing to be effective and shall be deemed to have been given on the day personally delivered or, if mailed, on the day it is enclosed in an envelope, properly stamped, sealed and deposited in a post office or official depository maintained by the United States Postal Service, certified mail, return receipt requested, addressed to the party to be notified at the address stated below (or at such other address as may have been designated by written notice):

If to Grantor:	PERMIAN LEGEND PETROLEUM LP 3327 W. Wadley Ave., Suite 3, #267 Midland, Texas 79707
If to Beneficiary:	BASELINE CAPITAL, INC.

508 West Wall, Suite 775
Midland, Texas 79701

Section 5.11. Governing Law. Without regard to principles of conflicts of law, this Deed of Trust shall be construed and enforced in accordance with and governed by the Laws of the State of Texas applicable to contracts made and to performed entirely within the State of Texas and the Laws of the United States of America, except that to the extent that the Law of another state in which a portion of the Mortgaged Property is located (or which is otherwise applicable to a portion of the Mortgaged Property) necessarily or, in the sole discretion of Beneficiary, appropriately governs with respect to procedural and substantive matters relating to the creation, perfection and enforcement of the liens, security interests and other rights and remedies granted herein, the Law of such other state shall apply as to that portion of the Mortgaged Property located in (or otherwise subject to the Laws of) such state.

Section 5.12. Invalid Provisions. If any provision of this Deed of Trust is invalid or unenforceable in any jurisdiction applicable to this Deed of Trust, then, to the extend permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of Beneficiary in order to carry out the intentions of the parties hereto as nearly may be possible; and (b) the invalidity or unenforceability of such provision in any jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction. If the Rights and Liens created by this Deed of Trust shall be invalid or unenforceable as to any part of the Obligation, the unsecured portion of the Obligation shall be completely paid prior to the payment of the remaining and secured portion of the Obligation, and all payments made on the Obligation shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Obligation.

Section 5.13. Definitions. As used herein, the following terms shall have the meanings indicated:

“Grantor’s Successors” means each and all of the immediate and remote successors, assigns, heirs, executors, administrators and legal representatives of Grantor.

“Highest Lawful Rate” means the maximum rate of interest which Beneficiary is allowed from time to time to contract for, charge, take, reserve or receive under applicable Laws after taking into account, to the extent required by applicable Laws, any and all relevant payments or charges under either Note and, for purposes of such determination, the “Highest Lawful Rate” shall mean the greater of (a) the maximum rate of interest from time to time permitted under the Laws of the United States of America (including without limitation the rate of interest permitted to be charged under 12 US.C. Sec. 85), and (b) the maximum rate of interest permitted to be charged under the Laws of the State of Texas.

“Holder” means any present or future holder of the Obligation or any part thereof.

“Laws” means all applicable constitutions, treaties, statutes, laws, ordinances, regulations, orders, writs, injunctions or decrees of all Tribunals.

“Lien” means any lien, mechanic’s lien, materialman’s lien, pledge, conditional sale agreement, title retention agreement, financing lien, production payment, security interest, mortgage, deed of trust or other encumbrance, whether arising by agreement or under Law.

“Person” means any individual, firm, corporation, association, partnership, joint venture, company, trust, Tribunal or other entity.

“Rights” means rights, remedies, powers and privileges.

“Section” means a Section of this Deed of Trust, unless specifically indicated otherwise.

“Senior Lender” means American State Bank, Midland, Texas. “Subordination Agreement” has the meaning set forth in Section 5.17.

“Subordination Agreement” has the meaning set forth in Section 5.17.

“Taxes” means all taxes, assessments, fees, levies, imposts, duties, deductions, withholding or other similar charges from time to time or at any time imposed by any Law or any Tribunal.

“Tribunal” means any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States or of any state, commonwealth, nation, territory, possession, county, parish or municipality, whether now or hereafter constituted and/or existing.

“Trustee” means the Person who is at the time the duly appointed trustee or successor or substitute trustee under this Deed of Trust at the time in question.

Section 5.14. Form of Deed of Trust. This instrument may be construed and enforced from time to time whether within the State of Texas, and outside the State Texas, as a mortgage, deed of trust, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or anyone or more of them as may be appropriate under applicable Laws, in order fully to effectuate the Lien hereof and the purposes and agreements herein set forth. To the extent, if any, required to cause this instrument to be so effective as a mortgage as well as a deed of trust, Grantor hereby mortgages the Mortgaged Property to Beneficiary as security for the Obligation. Insofar as this instrument is a security agreement and financing statement, Grantor is the debtor and Beneficiary is the secured party. The addresses shown in Section 5.10 are the addresses of the debtor and secured party and information concerning the security interest granted hereby may be obtained from the secured party at such address. Without any manner limiting the generality of any of the foregoing provisions hereof: (a) some portions of the goods described or to which reference is made herein are or are to become fixtures on the Land described or to which reference is made herein; (b) as-extracted collateral (including oil, gas and minerals) included in the Mortgaged Property and the accounts resulting from the sale thereof will be financed at the wellhead(s) or minehead(s) or the well(s) or mine(s) located on the Land described or to which reference is made herein; and (c) this instrument is to be filed of record in the real estate records in the counties in which any portion of the Mortgaged Property is situated as a financing statement but the failure to do so will not otherwise affect the validity or enforceability of this instrument.

Section 5.15. Binding Effect. This Deed of Trust is binding upon Grantor and Grantor’s successors and shall inure to the benefit of Beneficiary and their respective successors and assigns, and the provisions hereof shall likewise be covenants running with the Land. The duties, covenants, conditions, obligations and warranties of Grantor in this Deed of Trust shall be joint and several obligations of Grantor and Grantor’s successors. Each and every party who signs this Deed of Trust, other than Beneficiary, and each and every subsequent owner of the Mortgaged Property, or any part thereof, jointly and severally covenants and agrees that he or it will perform, or cause to be performed, each and every condition, term, provision and covenant of this Deed of Trust.

Section 5.16. Arbitration. Grantor and Beneficiary agree that upon the written demand of either party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Deed of Trust or any other documents or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association (“AAA”). Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in Midland, Midland County, Texas. No act to take or dispose of any Collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including exercising the right of set-off, or taking or disposing of such property with or without judicial process pursuant to the Uniform Commercial Code. Any disputes, claims or controversies concerning the lawfulness of reasonableness of an act, or exercise of any right or remedy concerning any Collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the Collateral, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

Section 5.17. Subordination. This Deed of Trust is executed subject to the terms of that certain Subordination Agreement dated of even date herewith among Senior Lender, Borrower and Beneficiary (the “Subordination Agreement”). This Deed of Trust and the Liens granted herein are also subject and subordinate to that certain after-payout interest in favor of Beneficiary pursuant to an Assignment of Oil and Gas Leases and Bill of Sale dated of even date herewith described in the Loan Agreement and in that certain Memorandum of Assignment of even date herewith and executed by Grantor.

NOTICE

THIS DEED OF TRUST, THE NOTE DESCRIBED ABOVE AND THE ACCOMPANYING UCC-1 FINANCING STATEMENT AND LOAN AGREEMENT AND/OR ANY AND ALL OTHER DOCUMENTS EXECUTED AT OR NEAR THE TIME OF EXECUTION OF THIS DEED OF TRUST CONSTITUTE A “LOAN AGREEMENT” AS DEFINED IN SECTION 26.02(a) OF THE TEXAS BUSINESS & COMMERCE CODE, AND REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

DATED and EFFECTIVE as of the date set out above although EXECUTED on the date of the acknowledgments annexed hereto.

GRANTOR:

PERMIAN LEGEND PETROLEUM LP,

By: Permian Legend ,LLC, its general partner

By: /s/	Ronnie L. Steinocher

Ronnie L. Steinocher, Manager

By: /s/ Lisa Hamilton

Lisa P. Hamilton, Manager

BENEFICIARY:

BASELINE CAPITAL, INC., a Texas corporation

By: /s/ Karl J. Reiter
Karl J. Reiter, President

STATE OF TEXAS COUNTY OF MIDLAND	§ § §

This instrument was acknowledged before me on this 25th day of July, 2007, by Ronnie L. Steinocher and Lisa P. Hamilton, Managers of Permian Legend LLC, a Texas limited liability company, acting as general partner of Permian Legend Petroleum LP, a Texas limited partnership, on behalf of said limited liability company and limited partnership.

NOTARY PUBLIC — STATE OF TEXAS

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STATE OF TEXAS COUNTY OF MIDLAND	§ § §

This instrument was acknowledged before me on this 25th day of July, 2007, by KARL J. REITER, President of BASELINE CAPITAL, INC., a Texas corporation, on behalf of said corporation.

NOTARY PUBLIC — STATE OF TEXAS

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